SECURITIES AND EXCHANGE COMMISSION



                       Washington, D.C.  20549



                               Form 8-K



                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report: June 18, 1998



                   NEW ENGLAND BUSINESS SERVICE, INC.
                   ----------------------------------
          (Exact name of registrant as specified in its charter)





Delaware                          1-11427           04-2942374
--------                       -------------    -------------------
(State or other jurisdiction   (Commission            (IRS Employer
 of incorporation)              File Number)    Identification No.)



        500 Main Street, Groton, MA                     01471
    ------------------------------------------------------------
    (Address of principal executive offices)          (ZIP Code)



Registrant's telephone number, including area code:  (978) 448-6111
                                                     --------------

Item 2.  Acquisition or Disposition of Assets
---------------------------------------------

On June 3, 1998, New England Business Service, Inc. ("NEBS") acquired from ROMO Corp., a Colorado corporation with its principal office in Lakewood, Colorado, all of the outstanding common stock of McBee Systems, Inc. and all of the assets of McBee Systems of Canada, Inc. (collectively "McBee") for consideration of approximately $50,400,000 in cash and approximately $12,600,000 in stock for an aggregate purchase price of $63,000,000. The source of the cash component of the purchase price was a loan made to NEBS in the ordinary course of business under a revolving line of credit with BankBoston, N.A. and Fleet National Bank, as lenders and agents thereunder, and certain other financial institutions.

McBee manufactures and markets a line of checks and related products to small businesses throughout the United States and Canada through a dedicated in-house sales force. McBee is headquartered in Parsippany, New Jersey, and has principal operating facilities in Ohio, Utah, Virginia and Toronto, Ontario.

In negotiating the amount of consideration to be paid for the stock and assets of McBee, NEBS considered, among other things, the following factors with respect to McBee: historical and projected financial results, the quality and performance of management, the market values of comparable public companies, and the projected financial performance of McBee and NEBS on a combined basis.

There is no material relationship between NEBS and McBee or any of their respective officers, directors or stockholders, other than the Stock Purchase and Asset Purchase Agreements pursuant to which the acquisition was made and the other agreements pertaining thereto.

Item 5.  Other Events.
----------------------

On May 29, 1998, NEBS entered into an amendment (the "First Amendment") to its Amended and Restated Revolving Credit Agreement dated December 18, 1997 with BankBoston N.A. and Fleet National Bank (together with certain other financial institutions, the "Banks"), BankBoston, N.A., as agent for the Banks, and Fleet National Bank, as documentation agent for the Banks (the "Credit Agreement"). The First Amendment modified the terms and conditions of the Credit Agreement to explicitly permit the acquisition of McBee and to increase the total committed line of credit from $135,000,000 to $165,000,000.

Item 7.  Financial Statements and Exhibits
------------------------------------------
(a)   Financial Statements of Business Acquired

      McBee Systems, Inc. and McBee Systems of Canada, Inc.

        Combined Financial Statements for the Years Ended
        December 27, 1997 and December 28, 1996 and Report of
        Independent Public Accountants

      McBee Systems, Inc. and McBee Systems of Canada, Inc.

        Unaudited Financial Statements for the Three Months Ended
        March 28, 1998

(b)   Pro Forma Financial Information

      Pro Forma Combined Condensed Financial Statements

      Pro Forma Combined Condensed Consolidated Balance Sheet as of
        March 28, 1998
      Pro Forma Combined Consolidated Statement of Income for the
        Year Ended June 28, 1997
      Pro Forma Combined Consolidated Statement of Income for the
        Nine Months Ended March 28, 1998
      Notes to Pro Forma Combined Condensed Financial Statements

(c)  Exhibits

Exhibit Number
--------------

2.1   Stock Purchase Agreement by and among New England Business
      Service, Inc. and ROMO Corp. dated as of May 1, 1998.

2.2 Agreement to Furnish Copies of Omitted Schedules and Exhibits to Stock Purchase Agreement.

2.3   Asset Purchase Agreement by and among New England Business
      Service, Inc., NEBS Business Forms Ltd., McBee Systems of Canada, Inc. and ROMO Corp. dated as of May 1, 1998.

2.4 Agreement to Furnish Copies of Omitted Schedules and Exhibits to Asset Purchase Agreement.

10.1 First Amendment to Amended and Restated Revolving Credit Agreement dated as of May 29, 1998, by and among New England Business Service, Inc., BankBoston N.A.
      and Fleet National Bank (together with certain other financial institutions, the "Banks"), BankBoston, N.A., as agent for the Banks, and Fleet National Bank, as documentation agent for the Banks.

10.2 Agreement to Furnish Copies of Omitted Schedules and Exhibits to Revolving Credit Agreement.

23.1  Consent of Independent Accountants.

                         ARTHUR ANDERSEN LLP







          McBEE SYSTEMS, INC. AND McBEE SYSTEMS OF CANADA, INC.

                     COMBINED FINANCIAL STATEMENTS
          TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                       AS OF DECEMBER 27,1997
                        AND DECEMBER 28,1996

                             ARTHUR ANDERSEN LLP


                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders of McBee Systems, Inc. and McBee Systems of Canada, Inc.:

We have audited the accompanying combined balance sheets of McBee Systems, Inc. and McBee Systems of Canada, Inc., as of December 27, 1997 and December 28, 1996, and the related combined statements of operations and retained earnings (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of McBee Systems, Inc., and McBee Systems of Canada, Inc., as of December 27, 1997 and December 28, 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                          /s/Arthur Andersen LLP



Denver, Colorado,
February 20, 1998

                                        MCBEE SYSTEMS, INC. AND MCBEE SYSTEMS OF CANADA, INC.
                                   COMBINED BALANCE SHEETS - DECEMBER 27, 1997 AND DECEMBER 28, 1996
                                                      (IN THOUSANDS OF DOLLARS)
          ASSETS                   1997           1996       LIABILITIES AND STOCKHOLDERS' DEFICIT             1997           1996
          ------                   ----           ----       -------------------------------------             ----           ----
CURRENT ASSETS:                                              CURRENT LIABILITIES:
  Cash and cash equivalents      $   171        $   399           Accounts Payable                         $  1,842       $   1,368
  Current marketable securities      381            340           Accrued Liabilities -
  Accounts Receivable,                                              Wages and employee benefits               2,168           1,837
    principally trade,                                              Sales and property taxes, and other       1,332           1,010
    less allowance                                                  Current portion of capital leases            88              84
    for doubtful accounts of                                                                                  ------          ------
    $571 in 1997 and                                              Total Current Liabilities                   5,430           4,299
    $555 in 1996                   7,379          7,077
  Inventories                      3,534          3,176
  Current deferred taxes             493            360
 Prepaid expenses and other          279            250
                                   -----         ------
     Total Current Assets         12,237         11,602        LONG-TERM DEBT TO PARENT                      26,525          29,203
                                                               LONG-TERM CAPITAL LEASES                          23             111
                                                               LONG-TERM DEFERRED TAXES                         100             317
PROPERTY, PLANT & EQUIPMENT:                                   OTHER LIABILITIES                                254             261
  Land                             1,817          1,904        COMMITMENTS AND CONTINGENCIES (Note 4)            --              --
  Buildings and improvements       3,091          2,789                                                      ------          -------
  Machinery and equipment         12,487         12,599           Total Liabilities                          32,332           34,191
                                  ------         ------
                                  17,395         17,292
                                                              STOCKHOLDERS' DEFICIT
  Less accumulated depreciation  (10,128)       (10,172)
                                 --------       --------
                                                                  Common stock (McBee Systems, Inc.:
     Property, plant and                                           $.01 (U.S.$) par value, 100,000
      equipment, net               7,267           7,120           shares authorized, 50,000 shares
                                                                   issued and outstanding in 1997 and
                                                                   1996; McBee Systems of Canada, Inc.:
                                                                   $.01 (CAN$) par value, unlimited shares
                                                                   authorized, 290,050,000 shares
                                                                   issued and outstanding in 1997 and 1996)   2,500           2,500
INTANGIBLE ASSETS, NET              255              456          Additional paid-in capital                    584             584
                                                                  Retained deficit                          (14,446)        (16,852)
                                                                  Cumulative foreign currency translation
                                                                   adjustments                               (  432)         (  359)
                                                                  Unrealized gains on investments               125              79
                                                                                                          ----------      ----------
PREPAID PENSION COSTS AND
 OTHER ASSETS                       904              965             Total Stockholders' Deficit            (11,669)        (14,048)
                                  -----            -----
                                                                TOTAL LIABILITIES AND STOCKHOLDERS'         -------         -------
TOTAL ASSETS                    $20,663          $20,143         DEFICIT                                    $20,663         $20,143
                                =======          =======                                                    =======         =======
The accompanying notes to combined financial statements are an integral part of these balance sheets.

           McBEE SYSTEMS, INC.  AND McBEE SYSTEMS OF CANADA, INC.
          COMBINED STATEMENTS OF OPERATIONS AND RETAINED DEFICIT
        FOR THE YEARS ENDED DECEMBER 27,1997 AND DECEMBER 28,1996
                        (IN THOUSANDS OF DOLLARS)

                                               1997        1996
                                               ----        ----
Net Sales                                   $ 59,604    $ 56,024

Cost of Sales                                 18,154      17,333
                                             --------    --------
    Gross Profit                              41,450      38,691

Selling Expenses                              28,582      26,210

General and Administrative Expenses            6,020       6,101
                                             --------    --------
    Income From Operations                     6,848       6,380

Interest Expense                             ( 2,815)    ( 3,071)

Amortization of Intangibles                  (   186)    ( 1,324)

Other Expense                                (   101)    (   144)
                                             --------    --------
    Income Before Income Taxes                 3,746       1,841

Income Tax Expense                           ( 1,340)    (   614)
                                             --------    --------
    Net Income                                 2,406       1,227

Retained Deficit Beginning of Year           (16,852)    (18,079)
                                            ---------   ---------
Retained Deficit End of Year                $(14,446)   $(16,852)
                                            =========   =========

        The accompanying notes to combined financial statements are an integral part of these statements.

          McBEE SYSTEMS, INC.  AND McBEE SYSTEMS OF CANADA, INC.
                  COMBINED STATEMENTS OF CASH FLOWS
         FOR THE YEARS ENDED DECEMBER 27,1997 AND DECEMBER 28,1996
                    (IN THOUSANDS OF DOLLARS)
                                                        1997       1996
                                                        ----       ----
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                                             $2,406    $ 1,227
  Non-cash expense (income):
    Depreciation and amortization                       1,464      2,495
    Losses on disposal of assets                           11        184
    Change in deferred income taxes                      (350)        17
    Other                                                 193         72

  Changes in assets and liabilities:
    Accounts receivable                                  (302)    (  504)
    Inventories                                          (358)        79
    Prepaid expenses and other                           ( 29)        18
    Accounts payable and accrued liabilities            1,127        551
                                                       -------    -------
  Net cash flows from operating activities              4,162      4,139

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of asset                              66         22
  Capital expenditures                                 (1,653)    (1,805)
  Proceeds from sales and maturities
   of marketable securities                                24         --
  Purchases of marketable securities                      (65)      (163)
                                                       -------    -------
  Net cash flows used in investing activities          (1,628)    (1,946)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on borrowings and capital leases            (5,619)    (3,722)
  Proceeds on borrowings and capital leases             2,857      1,641

  Net cash flows used in financing activities          (2,762)    (2,081)
                                                       -------    -------
Net (decrease) increase in cash and cash equivalents     (228)       112

Cash and cash equivalents at beginning of year            399        287
                                                       ------     ------
Cash and cash equivalents at end of year              $   171    $   399
                                                       ======     ======
Supplemental disclosures of cash flow information:

Cash paid during the year for:
    Interest                                          $ 2,789    $ 3,096
    Income taxes                                      $ 1,824    $   650

           The accompanying notes to combined financial statements are an integral part of these statements.

         McBEE SYSTEMS, INC.  AND McBEE SYSTEMS OF CANADA, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS
               DECEMBER 27,1997 AND DECEMBER 28,1996
               (ALL AMOUNTS IN THOUSANDS OF DOLLARS)

(1) ORGANIZATION
    ------------
McBee Systems conducts its operations through the following two companies:
McBee Systems, Inc., and McBee Systems of Canada, Inc., (together referred to as the "Companies"). The Companies are wholly-owned subsidiaries of ROMO Corp. (the "Parent"). The principal business of the Companies is the production and sale of checks, accounting forms, and other printed materials. The principal markets for the Companies' products are small businesses in the United States and Canada. There are no significant concentrations of sales to single industries or customer classes. The accompanying financial statements are presented on a 52-week year.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    ------------------------------------------
    Estimates and Assumptions
    -------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Principles of Combination
    -------------------------

The accompanying combined financial statements include the accounts of McBee Systems, Inc., and McBee Systems of Canada, Inc. All significant intercompany accounts and transactions have been eliminated.

    Translation of Foreign Currency
    -------------------------------

The Companies translate accounts stated in foreign currencies in conformity with provisions of Statement of Financial Accounting Standard No. 52, "Foreign Currency Translation."

    Cash and Cash Equivalents
    -------------------------

The Companies consider all highly liquid investments and debt instruments with an original maturity of three months or less to be cash equivalents.


    Marketable Securities
    ---------------------

The Companies record their investments in conformity with the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This statement entails categorizing all debt and equity securities as held-to-maturity securities, trading securities, or available-for-sale securities, and then measuring the securities at either fair value or amortized cost.


At December 27, 1997, the Companies' marketable securities portfolio consisted of shares of mutual funds held in trust for executives' deferred compensation. At December 27, 1997, all of the Companies' marketable securities were categorized as "available-for-sale" and carried at fair value.

Marketable securities at December 27, 1997 were as follows:

                                          Fair     Cost     Unrealized
                                         Value    Basis     Gain/(Loss)
                                         -----    -----     -----------
Shares of mutual funds                    $381     $256        $125
                                          ====     ====        ====
During 1997, the Companies received proceeds of approximately $24 from sale of mutual funds, realizing a net gain of $0. The cost basis used in computing the realized gain was $24 which comprises the December 28, 1996 amortized cost plus new purchases during 1997 and reinvested dividends.

At December 28, 1996, the Companies' marketable securities portfolio consisted of shares of mutual funds held in trust for executives' deferred compensation. At December 28, 1996, all of the Companies' marketable securities were categorized as "available-for-sale" and carried at fair value.

Marketable securities at December 28, 1996 were as follows:

                                          Fair     Cost     Unrealized
                                         Value    Basis     Gain/(Loss)
                                         -----    -----     -----------
Shares of mutual funds                    $340     $261        $79
                                          ====     ====        ===
During 1996, the Companies received no proceeds from sales of mutual funds, realizing no gain or loss.

    Trade Accounts Receivable
    -------------------------

The Companies' continuing operations grant credit to their customers in the United States and Canada and have no concentration of receivables due from certain entities, industries, or regions.


    Inventories
    -----------

Inventories are valued at the lower of cost or market. Costs have been determined using the first-in, first-out (FIFO) method.

                                                    1997     1996
                                                    ----     ----
      Raw Material                                $  766   $  797

      Work In Process                                444      316

      Semi-finished Goods
         and Finished Goods                        2,324    2,063
                                                   -----    -----
      Total Inventories                           $3,534   $3,176
                                                  ======   ======

    Property, Plant and Equipment and Depreciation
    ----------------------------------------------

Property, plant and equipment are recorded at cost and depreciated using the straight-line method. Buildings are depreciated over 30 years. Leasehold improvements are depreciated over their estimated useful lives, generally 5 years, or the terms of the leases, whichever is shorter. Machinery and equipment are depreciated over useful lives of 3 to 10 years. When an asset is retired, the cost and related depreciation are removed from the accounts and a gain or loss is recorded.

Costs of major additions and improvements are capitalized. Maintenance and repairs are expensed as incurred.

    Intangible Assets
    -----------------

Intangible assets consist of customer lists, customer artwork, computer software, and acquisition costs. Intangibles are amortized on a straight-line basis over a period of 3 to 10 years. The accumulated amortization was $21,665 and $21,552 at year end 1997 and 1996, respectively.

    Income Taxes
    ------------

The Companies record income taxes in conformity with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This Standard requires recognition of deferred tax liabilities and assets for the differences between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.




The net deferred tax assets at the end of 1997 and 1996 consist of the following:

                                                1997          1996
                                                ----          ----
    Gross Deferred Tax Assets                  $ 666         $ 465

    Gross Deferred Tax Liabilities              (273)         (422)
                                               ------        ------
                                                 393            43

    Valuation Allowance                           --            --
                                               ------        ------

    Net Deferred Tax Assets                     $393          $ 43
                                               ======        ======

Deferred tax assets and liabilities result primarily from timing of deductions for book accounting reserves and depreciation.

At December 27, 1997 and December 28, 1996, the Companies have recorded valuation allowance reserves of $0. The Companies' management believes it is more likely than not that the net deferred tax assets will be fully utilized.

The net income tax benefit (expense) for 1997 and 1996 consists of the following:

                                            1997
                                 ---------------------------
                                 State    Federal    Foreign    Total
                                 -----    -------    -------    -----
    Current                      $(198)   $(1,508)    $ 16    $(1,690)
    Deferred                        --        322       28        350
                                 ------   --------    ----    --------
    Total                        $(198)   $(1,186)     $44    $(1,340)
                                 ======   ========    ====    ========

                                            1996
                                 ---------------------------
                                 State    Federal    Foreign    Total
                                 -----    -------    -------    -----
    Current                      $(72)    $ (462)    $ (62)     $(596)
    Deferred                       --         77       (95)       (18)
                                 -----    -------    ------     ------
    Total                        $(72)    $ (385)    $(157)     $(614)
                                 =====    =======    ======     ======


    Employment and Retirement Benefits
    ----------------------------------

Certain current and former employees of McBee Systems, Inc. were eligible to participate in the following benefit programs sponsored by the Companies' parent, ROMO Corp.:

The ROMO Corp. Medical and Dental Benefits Plan: A self-insured plan which
------------------------------------------------
provides medical and dental benefits for certain eligible U.S. employees and retirees and their dependents.

The ROMO Corp. Savings Plus Plan: A qualified tax deferred defined
---------------------------------
contribution plan for certain eligible U.S. employees. During 1997 and 1996, the plan's sponsor contributed 1.0% of each eligible participant's covered compensation, with all eligible participants 100% vested in such 1.0% contribution. The sponsor's matching contribution was 50% of the first 6.0% of covered compensation actually contributed by a participant, with such matching contribution subject to the current vesting schedule of 20% per year of credited service until fully vested.

The ROMO Corp. Employees' Retirement Plan: A qualified defined benefit
-------------------------------------------
pension plan which covered substantially all U.S. employees through 1993. Effective December 25, 1993, the ROMO Corp. Employees' Retirement Plan was frozen such that no additional benefits will be accrued for employees after December 25, 1993; benefits already accrued under the Plan will not be increased because of any subsequent period of service or increase in compensation; all employees participating in the Plan became 100% vested in their accrued benefit as of December 25, 1993; and no employees were enrolled in the Plan after December 25, 1993. The benefits of the Plan are based on age, years of credited service, and compensation. ROMO Corp.'s funding policy is to fund pension cost as accrued, subject to the minimum funding requirements of the Employee Retirement Income Security Act of 1974 and the tax deductibility of such contribution. No contribution to the plan was required in 1997 or 1996 as a result of the excess of the Plan's net assets over accumulated plan benefits.

A proportionate share of the total sponsor's costs for these, and other, benefit programs, net of participants' contributions, were charged directly to McBee Systems, Inc. by the Companies' parent, ROMO Corp., and are included in the results of the Companies' combined operations.

(3) LONG-TERM DEBT TO PARENT
    ------------------------

McBee Systems, Inc., and McBee Systems of Canada, Inc., each have an intercompany debt arrangement with their parent. Long-term debt to parent of the Companies at December 27, 1997 and December 28, 1996 was as follows:



                                                  1997         1996
                                                  ----         ----
    Intercompany debt arrangement from McBee
    Systems, Inc., to its parent; interest
    payable monthly at prime rate plus 1.35%
    (9.85% at December 27, 1997); due
    December 1999.                              $22,799      $25,292

    Intercompany debt arrangement from McBee
    Systems of Canada, Inc., to its parent;
    interest payable monthly at prime rate
    plus 1.35% (9.85% at December 27, 1997)
    plus the effects of a 10% withholding
    tax imposed by the Canadian government;
    due December 1999.                            3,726        3,911
                                                 ------       ------
        Total long-term debt to parent          $26,525      $29,203
                                                 ======       ======


Interest expense incurred on long-term debt to parent was $2,807 in 1997 and $3,061 in 1996.

From time to time, the Companies may receive advances and make repayments on their intercompany debt arrangements with their parent, depending on their cash needs. In each of their fiscal years, the Companies are scheduled to make principal payments on their intercompany debt arrangements as follows:


                    1998                                $   --

                    1999                                26,525

                    Thereafter                              --
                                                        ------
                    Total                              $26,525
                                                        ======

(4) COMMITMENTS AND CONTINGENCIES
    -----------------------------

    Parent's Bank Loan
    ------------------

 McBee Systems, Inc., and McBee Systems of Canada, Inc., are each referred to as "Borrowers" on their parent's bank loan agreement, which was effective March 12, 1993, and amended August 1, 1993, April 1, 1994, October 31, 1994, March 12, 1996, and April 30, 1997. The balance of the parent's bank loan was $4,800 as of December 27, 1997 and $7,200 as of December 28, 1996. The bank loan is secured by the stock and substantially all of the assets of the Companies and their parent, and contains restrictive covenants including maintenance of a collateralized borrowing base, restrictions on further borrowings, dividends and other capital distributions, sale of properties, capital expenditures, debt service coverage, liabilities to tangible net worth, current ratio, and tangible net worth.

    Operating Leases
    ----------------

The Companies lease various office and data processing equipment and certain manufacturing, warehouse, and office facilities. Certain of the leases are with an affiliate. These leases are classified as operating leases and expire at varying times through 2002. Future minimum rental payments required under operating leases having initial or remaining lease terms greater than one year are as follows at December 27, 1997:

                                       Affiliate            Total
                                       ---------            -----
    1998                                $ 840             $ 2,307
    1999                                  840               1,548
    2000                                  840               1,174
    2001                                  490                 532
    2002                                   --                  11
    Thereafter                             --                  --
                                       ------             -------
       Total                           $3,010              $5,572
                                       ======             =======

Rental expenses for operating leases were $2,252 and $2,359 in 1997 and 1996, respectively (including $840 and $931 for 1997 and 1996, respectively under leases with an affiliate).

    Capital Leases
    --------------

During 1996 the Companies originated certain leases of machinery and equipment which were classified as capital leases. Machinery and equipment financed under this type of lease is capitalized at present value, and depreciated over its estimated useful life. Future minimum lease payments of principal and interest required under capital leases are as follows at December 27, 1997:

                1998                               $ 92
                1999                                 23
                Thereafter                           --
                                                   ----
                     Total                         $115
                                                   ====

    Parent U.S. Income Tax Review
    -----------------------------

An Internal Revenue Service ("IRS") audit of 1992, 1993 and 1994 of the Companies' parent, ROMO Corp., was concluded during 1996. In September, 1996, the IRS issued a Statutory Notice of Deficiency proposing adjustments relative to 1992, 1993, and 1994, resulting in proposed tax and penalties of $12 million plus interest. The proposed adjustments related to issues associated with the acquisition of McBee Systems, Inc., in 1989 and the sale of another subsidiary in 1993. After consideration and in response, the Companies' parent petitioned the United States Tax Court, challenging all proposed adjustments. During the process of determining the agreed factual matters not in dispute, the government conceded all issues related to the other subsidiary and all penalties. The parties negotiated a settlement with respect to the customer list for the years at issue, agreeing on a beginning customer list value of $14,000, reducing the amortization deductions ratably over the life of the customer list. The Judge of the Tax Court accepted this settlement and entered her decision on December 23, 1997. The agreed deficiency amounts for the Companies' parent were $14 for 1992 and $335 for 1993, totaling $349, approximately 3.5% of the original tax deficiency assessment. Tax years through 1994 are closed.

In addition, the parties executed a closing agreement with respect to the value of the customer list and the amortization deductions for 1995 and 1996. The tax effect of this agreement was an additional tax amount for 1993 (due to a reduction in net operating loss carryback from 1995) of $127 and an additional $74 in 1996.

All tax amounts were paid by the Companies' parent on December 15, 1997.

(5) OTHER EMPLOYEE BENEFITS
    -----------------------

    The McBee Systems of Canada Inc.  Pension Plan
    ----------------------------------------------

McBee Systems of Canada, Inc., (the "Company") sponsors a defined contribution plan for certain eligible Canadian employees called the McBee Systems of Canada, Inc. Pension Plan. The Company's matching contribution was 50.0% of the first 4.0% of covered compensation actually contributed by a participant, with such matching contribution subject to provincial vesting schedules or the plan vesting schedule of the earlier of two years of participation or five years of continuous employment. The Company will also make an additional profit sharing contribution if specified annual sales and operating profit goals are met. The Company paid certain plan administrative expenses and contributed $214 to participant accounts in 1997 and $74 in 1996.

                                        MCBEE SYSTEMS, INC. AND MCBEE SYSTEMS OF CANADA, INC.
                                             COMBINED BALANCE SHEET - MARCH 28, 1998
                                                     (IN THOUSANDS OF DOLLARS)
                                                             UNAUDITED
          ASSETS                   1998                      LIABILITIES AND STOCKHOLDERS' DEFICIT                            1998
          ------                   ----                      -------------------------------------                            ----
CURRENT ASSETS:                                              CURRENT LIABILITIES:
  Cash and cash equivalents      $   167                          Accounts Payable                                        $   1,447
  Current marketable securities      407                          Accrued Liabilities -
  Accounts Receivable, net         7,578                            Wages and employee benefits                               1,526
  Inventories                      3,533                            Sales and property taxes, and other                       1,588
  Current deferred taxes             493                            Current portion of capital leases                            89
  Prepaid expenses and other         492                                                                                      ------
                                  ------                          Total Current Liabilities                                   4,650
     Total Current Assets         12,670
                                                               LONG-TERM DEBT TO PARENT                                      26,772
                                                               LONG-TERM DEFERRED TAXES                                         100
PROPERTY, PLANT & EQUIPMENT:                                   OTHER LIABILITIES                                                287
  Land                             1,839                       COMMITMENTS AND CONTINGENCIES                                     --
  Buildings and improvements       3,108                                                                                     -------
  Machinery and equipment         12,772                          Total Liabilities                                          31,809
                                  ------
                                  17,719
                                                              STOCKHOLDERS' DEFICIT
  Less accumulated depreciation  (10,481)
                                 --------
                                                                  Common stock (McBee Systems, Inc.:
     Property, plant and                                           $.01 (U.S.$) par value, 100,000
      equipment, net               7,238                           shares authorized, 50,000 shares
                                                                   issued and outstanding in 1997 and
                                                                   1996; McBee Systems of Canada, Inc.:
                                                                   $.01 (CAN$) par value, unlimited shares
                                                                   authorized, 290,050,000 shares
                                                                   issued and outstanding in 1997 and 1996)                   2,500
INTANGIBLE ASSETS, NET              212                           Additional paid-in capital                                    584
                                                                  Retained deficit                                          (13,562)
                                                                  Cumulative foreign currency translation
                                                                   adjustments                                               (  415)
                                                                  Unrealized gains on investments                               120
                                                                                                                          ----------
PREPAID PENSION COSTS AND
 OTHER ASSETS                       916                              Total Stockholders' Deficit                            (10,773)
                                  -----
                                                                TOTAL LIABILITIES AND STOCKHOLDERS'                         -------
TOTAL ASSETS                    $21,036                          DEFICIT                                                    $21,036
                                =======                                                                                     =======
The accompanying notes to combined financial statements are an integral part of these balance sheets.

           McBEE SYSTEMS, INC. AND McBEE SYSTEMS OF CANADA, INC.
          COMBINED STATEMENTS OF OPERATIONS AND RETAINED DEFICIT
                FOR THE THREE MONTHS ENDED MARCH 28,1998
                        (IN THOUSANDS OF DOLLARS)
                               UNAUDITED

                                                           1998
                                                           ----
Net Sales                                               $ 15,875

Cost of Sales                                              4,732
                                                         --------
    Gross Profit                                          11,143

Selling Expenses                                           7,309

General and Administrative Expenses                        1,669
                                                         --------
    Income From Operations                                 2,165

Interest Expense                                         (   641)

Amortization of Intangibles                              (   100)

Other Income                                                  76
                                                         --------
    Income Before Income Taxes                             1,500

Income Tax Expense                                       (   616)
                                                         --------
    Net Income                                               884

Retained Deficit Beginning of Year                       (14,446)
                                                        ---------
Retained Deficit End of Year                            $(13,562)
                                                        =========

        The accompanying notes to combined financial statements are an integral part of these statements.

          McBEE SYSTEMS, INC. AND McBEE SYSTEMS OF CANADA, INC.
                  COMBINED STATEMENTS OF CASH FLOWS
             FOR THE THREE MONTHS ENDED MARCH 28,1998
                    (IN THOUSANDS OF DOLLARS)
                            UNAUDITED
                                                                   1998
                                                                   ----
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                                                       $   884
  Non-cash expense (income):
    Depreciation and amortization                                    384
    Other                                                             (9)

  Changes in assets and liabilities:
    Accounts receivable                                           (  290)
    Inventories                                                        1
    Prepaid expenses and other                                    (  121)
    Accounts payable and accrued liabilities                      (  781)
                                                                  -------
  Net cash flows from operating activities                            68

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                            (  273)
  Purchases of marketable securities                                 (24)
                                                                  -------
  Net cash flows used in investing activities                       (297)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on borrowings and capital leases                          (22)
  Proceeds on borrowings                                             247

  Net cash flows used in financing activities                        225
                                                                  -------
Net (decrease) increase in cash and cash equivalents                  (4)

Cash and cash equivalents at beginning of year                       171
                                                                  ------
Cash and cash equivalents at end of year                         $   167
                                                                  ======

           The accompanying notes to combined financial statements are an integral part of these statements.

McBEE SYSTEMS, INC. AND McBEE SYSTEMS OF CANADA, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 28, 1998
----------------------------------------------------------

1.    BASIS OF PRESENTATION

The financial statements for the three months ended March 28, 1998 are unaudited but reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the results of the interim period reflected. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. The results of operations for the interim period reported herein are not necessarily indicative of results to be expected for the full year.

The financial statements included herein should be read in conjunction with the financial statements and notes thereto, and the Independent Auditors' Report included elsewhere in this Form 8-K for McBee Systems, Inc. and McBee Systems of Canada, Inc (the "Company") for the years ended December 27,1997 And December 28,1996. Reference is made to the accounting policies of the Company described in the notes to such financial statements. The Company has consistently followed those policies in preparing these financial statements.




b)   Pro Forma Financial Information

                      PRO FORMA COMBINED CONDENSED
                         FINANCIAL STATEMENTS

   On June 3, 1998, New England Business Service, Inc. (the "Company") acquired all of the outstanding stock of McBee Systems, Inc. and all of the assets of McBee Systems of Canada, Inc. (collectively "McBee")for consideration of approximately $50,400,000 in cash and approximately $12,600,000 in stock, net of cash acquired.

   The following pro forma combined condensed financial statements are unaudited and have been prepared to give effect to (i) the acquisition of McBee under the purchase method of accounting, (ii) the arrangements required to finance such acquisition consisting of a loan to the Company of $50,150,000 under its revolving line of credit, the issuance of 382,352 shares of stock at an estimated price of approximately $32.95 per share and application of a previous deposit of $250,000 made with regard to the transaction and (iii) adjustments based on available information and upon certain assumptions management believes are reasonable under the circumstances, as if this transaction had occurred on March 28, 1998 in the case of the combined condensed balance sheet, or on June 30, 1996 in the case of the pro forma combined condensed statements of income.

   The pro forma information does not purport to be indicative of the financial position or results of operations that would have been attained had the transaction occurred on the dates indicated, nor to project the Company's results of operations for any future period. The pro forma combined condensed financial statements should be read in conjunction with the separate audited financial statements and notes thereto of the Company included in its Form 10-K for the year ended June 28, 1997 and the audited financial statements and notes thereto of McBee included in this Form 8-K.

                         PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                                            March 28, 1998
                                            (Unaudited)
                                           (In Thousands)
                                                                               Pro Forma
                                                     NEBS          McBee       Adjustments     Pro Forma
                                                     (1)             (1)        (2)(3)         Combined
                                                   --------       --------     -----------     ---------
ASSETS
Current Assets
  Cash and cash equivalents                        $  3,354       $    167     $                $  3,521
  Short term investments                              1,561            407                         1,968
  Accounts receivable - net                          43,451          7,578                        51,029
  Inventories                                        18,548          3,533         (707) (f)      21,374
  Direct mail advertising and prepaid exps.          11,606            492         (250) (a)      11,848
  Deferred income tax benefit                         9,581            493        1,463  (c)      11,537
                                                   --------       --------     --------         --------
     Total current assets                            88,101         12,670          506          101,277
Property and Equipment - net                         46,725          7,238       (2,271) (e)      51,692
Property Held for Sale                                  631                                          631
Goodwill - net                                       67,784            212                        67,996
Other Assets - net                                   31,938            916                        32,854
Excess of Purchase Price over Net Asset Value                                    50,454           50,454
                                                   --------       --------    ---------        ---------
TOTAL ASSETS                                       $235,179        $21,036     $ 48,689         $304,904
                                                   ========       ========     ========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable                                 $ 14,310       $  1,734          625  (d)      16,669
  Accrued expenses                                   25,725          3,203        1,413  (d)      30,341
                                                   --------       --------     --------         --------
     Total current liabilities                       40,035          4,937        2,038           47,010
Revolving Line of Credit                             98,000                      50,150  (a)     148,150
Deferred Income Taxes                                   226            100         (100) (c)         226
Long-term Debt                                                      26,772      (26,772) (g)           -

STOCKHOLDERS' EQUITY
  Common stock                                       14,750          2,500       (2,118) (b)      15,132
  Additional paid-in capital                         30,543            584       11,634  (b)      42,761
  Cumulative foreign currency translation adj.       (1,547)          (415)         415  (b)      (1,547)
  Retained earnings (deficit)                        68,626        (13,562)      13,562  (b)      68,626
  Unrealized gains on investments                                      120         (120) (b)           -
                                                   --------       --------     --------         --------
     Total                                          112,372        (10,773)      23,373          124,972
Less: Treasury stock                                (15,454)                                     (15,454)
                                                   --------       --------     --------         --------
Stockholders' Equity                                 96,918        (10,773)      23,373          109,518

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY           $235,179       $ 21,036     $ 48,689         $304,904
                                                   ========       ========     =========        ========

       See Notes to Pro Forma Combined Condensed Financial Statements

                       PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME
                               For the Year Ended June 28, 1997
                                        (unaudited)
                         (in thousands except per share amounts)
                                             Pro Forma Pro Forma             Pro Forma
                                     NEBS    Chiswick  Rapidforms   McBee    Adjustments  Pro Forma
                                     (1)        (1)      (1)                    (4)       Combined
                                   --------  --------  ---------  ---------  ---------    ---------
NET SALES                          $263,424  $ 35,766  $ 85,087   $ 58,905   $            $443,182
OPERATING EXPENSES:
  Cost of sales                      94,048    20,298    39,732     17,325                 171,403
  Selling and advertising            90,367    10,304    31,313     28,683      4,160  (a) 164,827
  General and administrative         45,949     2,868     9,298      5,984                  64,099
  Exit costs                          3,803                                                  3,803
                                   --------  --------  --------   --------   --------     --------
     Total operating expenses       234,167    33,470    80,343     51,992      4,160      404,132

INCOME FROM OPERATIONS               29,257     2,296     4,744      6,913     (4,160)      39,050
OTHER INCOME/(EXPENSE):               2,123    (1,358)   (5,537)    (3,180)        (9) (b)  (7,961)
                                   -------  --------  --------    --------   --------     --------
INCOME BEFORE TAXES                  31,380       938      (793)     3,733     (4,169)      31,089
PROVISION FOR INCOME TAXES           12,731       375      (579)     1,298     (1,668) (c)  12,157
                                   --------  --------  --------   --------   --------     --------
NET INCOME                         $ 18,649  $    563  $   (214)     2,435   $ (2,501)    $ 18,932
                                   ========  ========  ========   ========   ========     ========
PER SHARE AMOUNTS:
  Basic Earnings Per Share         $   1.39                                                   1.35
                                   ========                                               ========
  Diluted Earnings Per Share       $   1.38                                                   1.34
                                   ========                                               ========

BASIC WEIGHTED AVERAGE SHARES
 0UTSTANDING                         13,397      274                              382       14,053
     Plus incremental shares from
     assumed conversion of stock
     options                            128                                                    128
                                   --------  --------                        --------     --------
DILUTED WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING                   13,525      274                              382       14,181
                                   ========  ========                        ========     ========


          See Notes to Pro Forma Combined Condensed Financial Statements

                     PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME
                               For the Nine Months Ended March 28, 1998
                                        (unaudited)
                          (in thousands except per share amounts)
                                                            Pro Forma              Pro Forma
                                                   NEBS     Rapidforms  McBee      Adjustments  Pro Forma
                                                   (1)        (1)                     (4)
                                                ---------  --------    --------    ---------    ---------
NET SALES                                        $255,268   $ 43,360   $ 46,600    $            $345,228
OPERATING EXPENSES:
  Cost of sales                                    96,906     19,395     13,517                  129,818
  Selling and advertising                          85,782      9,431     22,872       3,120  (a) 121,205
  General and administrative                       39,637     11,162      4,923                   55,722
                                                 --------   --------   --------    --------     --------
     Total operating expenses                     222,325     39,988     41,312       3,120      306,745

INCOME FROM OPERATIONS                             32,943      3,372      5,288      (3,120)      38,483
OTHER INCOME/(EXPENSE):                            (1,943)    (2,762)    (2,215)       (242) (b)  (7,162)
                                                 --------   --------   --------    --------     --------
INCOME BEFORE TAXES                                31,000        610      3,073      (3,362)      31,321
PROVISION FOR INCOME TAXES                         12,174        101      1,178      (1,311) (c)  12,142
                                                 --------   --------   --------    --------     --------
NET INCOME                                       $ 18,826   $    509   $  1,895    $ (2,051)    $ 19,179
                                                 ========   ========   ========    ========     ========
PER SHARE AMOUNTS:
  Basic Earnings Per Share                       $   1.37                                           1.36
                                                 ========                                       ========
  Diluted Earnings Per Share                         1.35                                           1.34
                                                 ========                                       ========

BASIC WEIGHTED AVERAGE SHARES 0UTSTANDING         13,712                                382       14,094
     Plus incremental shares from assumed
     conversion of stock options                     269                                             269
                                                 --------                          --------     --------
DILUTED WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING                                        13,981                               382       14,363
                                                 ========                          ========     ========

             See Notes to Pro Forma Combined Condensed Financial Statements

   Notes to Pro Forma Combined Condensed Financial Statements

1. On June 3, 1998, New England Business Service, Inc. ("NEBS" or the "Company") acquired from ROMO Corp., a Colorado corporation with its principal place of business in Lakewood, Colorado, all of the outstanding common stock of McBee Systems, Inc. and all of the assets of McBee Systems of Canada, Inc. (collectively "McBee") for consideration of approximately $50,400,000 in cash and approximately $12,600,000 in stock for an aggregate purchase price of $63,000,000. The source of the cash component of the purchase price was a loan made to NEBS in the ordinary course of business under a revolving line of credit with BankBoston, N.A. and Fleet National Bank, as lenders and agents thereunder, and certain other financial institutions.

McBee manufactures and markets a line of checks and related products to small businesses throughout the United States and Canada through a dedicated in-house sales force. McBee is headquartered in Parsippany, New Jersey, and has principal operating facilities in Ohio, Utah, Virginia and Toronto, Ontario.


The Pro Forma Combined Condensed Balance Sheet has been prepared based on the Company's March 28, 1998 unaudited consolidated balance sheet and McBee's unaudited balance sheet as of the same date. The Pro Forma Combined Consolidated Statements of Income include the Company's historical results for the applicable periods as previously reported, including the pro-forma impact of the acquisition of all of the assets and certain liabilities of Chiswick Trading, Inc. on March 31, 1997 and the acquisition of all of the outstanding common stock of Rapidforms Inc. on December 23, 1997 and McBee's results for the same periods, derived from management's internal financial statements.

2. The pro forma adjustments to the Combined Condensed Balance Sheets are set forth below:

   a.) The gross purchase price of $63,000,000 was funded by the issuance of 382,352 shares of NEBS common stock valued at $12,600,000, and by the borrowing of approximately $50,150,000 in cash under a five year, committed, unsecured, revolving line of credit. The balance of $250,000 had been paid previously during the fiscal year in conjunction with the signing of a revocable letter of intent with regard to the McBee transaction.

  b.) The stockholders' equity amounts of McBee have been eliminated as required under the purchase method of accounting. However, amounts have also been added to reflect the above-mentioned issuance of $12,600,000 of stock.


<PAGE

  c.) Historical McBee current and deferred tax balances have been eliminated, as they were not part of the acquisition. Deferred taxes have been created based on asset and liability balances established as part of the acquisition accounting that are treated differently under generally accepted accounting principles and tax accounting rules.

  d.) Estimated transaction costs of $625,000 and certain other acquisition related liabilities of $1,413,000 have been accrued and added to the excess of purchase price over the net value of assets acquired.

  e.) Fixed assets have been adjusted to reflect estimated fair market values, resulting in a $2,271,000 reduction in the book value of fixed assets at the time of acquisition.

  f.) Historical inventory balances have been reduced by $707,000 to reflect the appropriate valuation of inventory as of the acquisition date.

  g.) Long-term debt was assumed by McBee's parent company just prior to the acquisition.

3. For purposes of these pro forma financial statements, the excess of the purchase price over the net value of acquired assets has been shown as a single item on the pro forma combined condensed balance sheet. The final allocation of the excess of purchase price over net assets acquired is subject to appraisals, evaluations and other studies of the fair value of McBee's assets and liabilities. When the actual valuations are completed, value is expected to be ascribed to McBee's customer lists, their tradename and goodwill, with amortization periods for such intangibles ranging between 2 and 40 years.

4. The pro forma adjustments to the Combined Consolidated Statements of Income for the year ended June 28, 1997 and the nine months ended March 28, 1998 are set forth below by line item:

    a.) Selling and advertising - to record estimated amortization expense of the customer list intangible asset (fiscal year 1997 - $3,414,000; nine months ended 3/28/98 - $2,560,000), to record estimated amortization expense of the tradename and the acquisition related goodwill assets (fiscal year 1997 - $746,000; nine months ended 3/28/98 - $560,000)

    b.) Other Income/(Expense) - to eliminate interest expense related to debt obligations not included in the purchase, (fiscal year 1997 - $2,946,000, nine months ended 3/28/98 - $2,010,000), to eliminate pension expense related to obligations not included in the purchase (fiscal year 1997 - $241,000; nine months ended 3/28/98 - $150,000), to eliminate amortization expense on intangibles revalued as part of the purchase (fiscal year 1997 - $189,000; nine months ended 3/28/98 - $137,000), to record interest expense at 6.75% on debt required to complete the purchase based on anticipated balances outstanding (fiscal year 1997 - $3,385,000; nine months ended 3/28/98 - $2,539,000).

    c.) Provision for Income Taxes - to record income taxes at the effective marginal rate.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      NEW ENGLAND BUSINESS SERVICE, INC.
                                      ----------------------------------
                                                (Registrant)

June 18, 1998                               /s/John F. Fairbanks
-------------                               --------------------
    Date                                    John F. Fairbanks
                                            Vice President, Chief
                                            Financial Officer
                                            (Principal Financial and
                                            Accounting Officer)

3